Investment objective

The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 11/30/15)
Net asset value per share	$16.79
Market price	$14.89
Premium/discount	-11.32%
Total net assets	$ 138.11 m
Market cap	$ 122.46 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 11/30/15)

Cumulative performance*						(as at 11/30/15)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-3.4	0.3	-6.1	-5.9	12.8	8.1	64.0
Market Price	-3.0	1.2	-8.9	-8.3	11.3	7.3	58.7
TSE Index	-3.3	1.5	-13.4	-14.1	-2.3	-7.2	37.7
TAIEX Total Return IndexA	-3.3	1.8	-10.0	-10.7	7.8	10.5	98.6
MSCI Taiwan Index	-3.4	-0.7	-11.0	-13.0	7.1	10.2	59.6

Rolling 12 month performance*				(as at 11/30/15)
%	2015/2014	2014/2013	2013/2012	2012/2011	2011/2010
The Taiwan Fund, Inc.	-5.9	-2.3	22.7	11.5	--14.1
Market Price	-8.3	-0.3	21.8	9.9	-12.3
TSE Index	-14.1	4.5	8.9	14.6	-17.1
TAIEX Total Return IndexA	-10.7	7.7	12.1	18.9	-13.8
MSCI Taiwan Index	-13.0	13.4	8.5	19.1	-13.6

Top 10 holdings	(as at 11/30/15)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.9
Hon Hai Precision Industry Co., Ltd.	6.2
Cathay Financial Holding Co., Ltd.	3.3
Delta Electronics, Inc.	3.1
Eclat Textile Co., Ltd.	3.0
Largan Precision Co., Ltd.	3.0
Catcher Technology Co., Ltd.	3.0
Uni-President ELterprises Corp.	2.9
Hota Industrial Manufacturing Co., Ltd.	2.8
Ennoconn Corp.	2.8

*	In US Dollar terms
A	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown			(as at 11/30/15)

Sector	Fund %	BenchmarkA	Deviation
Automobile	0.0%	1.6%	-1.6%
Biotechnology & Medical Care	0.2%	1.1%	-0.9%
Building Material & Construction	0.0%	1.6%	-1.6%
Cement	0.0%	1.0%	-1.0%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	1.2%	6.7%	-5.5%
Computer & Peripheral Equipment	5.3%	6.0%	-0.7%
Electric & Machinery	11.1%	1.8%	9.3%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	6.5%	4.6%	1.9%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	11.5%	14.4%	-2.9%
Foods	2.9%	2.1%	0.8%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	1.8%	-1.8%
Oil, Gas & Electricity	0.8%	3.3%	-2.5%
Optoelectronic	5.4%	3.9%	1.5%
Other	4.7%	3.6%	1.1%
Other Electronic	14.5%	7.8%	6.7%
Paper & Pulp	0.0%	0.2%	-0.2%
Plastics	3.7%	6.2%	-2.5%
Rubber	0.0%	1.3%	-1.3%
Semiconductor	20.2%	22.6%	-2.4%
Shipping & Transportation	1.1%	1.6%	-0.5%
Textiles	6.6%	2.1%	4.5%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers' Goods	2.6%	1.7%	0.9%
Cash	1.7%	0.0%	1.7%
Overall Total	100.0%	100.0%	0.0%

Review

The TAIEX Total Return Index fell 3.3% in November. The decline seemed to have been influenced by the release of weak macro data and the expectation of an interest rate increase by the US Federal Reserve in December. Against the background of the Taiwan government’s downward revisions in 2015 and 2016 GDP forecasts to 1.1% and 2.3% respectively, local and foreign institutional investors were all net sellers. However, retail interest revived after the Legislative Yuan (Taiwan’s highest administrative authority) repealed capital gains taxes on securities investments, effective from January 1, 2016. The repeal seems to have increased activities in the retail-led Taipei exchange (previously known as GreTai Securities Market), in contrast to light trading volumes on the Taiwan mainboard. November’s top market performers were small-cap stocks in the biotech, solar, and auto parts subsectors.

The major contributors to the Fund in November continued to be the electric and machinery and other electronic sectors. In addition, the Fund’s underweight positions in the cement and iron and steel sectors contributed positively, as the stocks fell following the release of weak macro-economic data. Meanwhile, some of the Fund’s key holdings corrected during the month due to profit taking, and the Fund looked to increase its high conviction positions when opportunities emerged. The Fund still favors consumer discretionary names with stronger earnings growth potential and remains underweight in telecoms, basic materials and financials sectors. The Fund underperformed the TAIEX Total Return Index by 0.1% in November.

Outlook

Taiwan’s presidential and legislative elections are scheduled for January 16, 2016. In previous elections the TAIEX has tended to perform poorly after a change in presidency and ruling party due to uncertainty regarding policy continuity and the Democratic Progressive Party (DPP)'s pro-independence stance. However, as the polls continue to suggest a landslide victory by the DPP over Kuomintang the change in ruling party should be no surprise and has probably been priced in by the market. In terms of fundamentals, negative earnings revisions have become less frequent and recent merger and acquisition activities in the technology sector seem likely to continue, given the attractive valuations.

Full portfolio holdings	(as at 11/30/15)

	Market Value
Holding	USD	Fund %
Semiconductor	27,810,234	20.2%
Taiwan Semiconductor Manufacturing Co., Ltd.	13,630,874	9.9%
MediaTek, Inc.	3,040,576	2.2%
Advanced Semiconductor Engineering, Inc.	2,461,389	1.8%
ASPEED Technology, Inc.	1,998,243	1.4%
CHIPBOND Technology Corp.	1,374,686	1.0%
Silicon Notion Technology Corp.	1,264,260	0.9%
United Microelectonics Corp.	1,215,422	0.9%
Siliconware Precision Industries Co.	895,778	0.7%
Silegy Corp.	837,418	0.6%
Realtek Semiconductor Corp.	718,559	0.5%
Sino-American Silicon Produscts, Inc.	373,029	0.3%
Other Electronic	20,016,084	14.5%
Hon Hai Precision Industry Co., Ltd.	8,494,371	6.2%
Catcher Technology Co., Ltd.	4,153,054	3.0%
Tung Thih Electronic Co., Ltd.	3,581,030	2.6%
Bizlink Holding, Inc.	1,529,957	1.1%
Voltronic Power Technology Corp.	1,253,286	0.9%
Sporton International, Inc.	1,004,386	0.7%
Financial & Insurance	15,816,785	11.5%
Cathay Financial Holding Co., Ltd	4,554,371	3.3%
Fubon Financial Holding Co., Ltd.	3,729,306	2.7%
E.Sun Financial Holding Co., Ltd.	1,866,788	1.4%
CTBC Financial Holding Co., Ltd.	1,829,145	1.3%
Yuanta Financial Holding Co., Ltd.	1,531,170	1.1%
China Life Insurance Co., Ltd.	1,5180,10	0.9%
China Development Financial Holding Corp.	1,125,902	0.8%
Electric & Machinery	15,345,265	11.1%
Hota Industrial Manufacturing Co., Ltd.	3,906,120	2.8%
Yeong Guan Energy Technology Group Co., Ltd.	3,356,679	2.4%
Cub Elecparts, Inc.	2,473,761	1.8%
Iron Force Industrial Co., Ltd.	2,396,1276	1.7%
Macauto Industrial Co., Ltd.	1,645,349	1.2%
Airtac International Group	1,109,790	0.7%
Sumeeko Industries Co., Ltd.	547,439	0.4%
Textiles	9,148,592	6.6%
Eclat Textile Co., Ltd.	4,169,168	3.0%
Makalot Industrial Co., Ltd.	2,954,548	2.1%
Toung Loong Textile Manufacturing Co., Ltd.	2,024,876	1.5%
Electronic Parts & Components	8,988,889	6.5%
Delta Electronics, Inc.	4,310,199	3.1%
King Slide Works Co., Ltd.	3,118,099	2.3%
Zhen Ding Technology Holding Ltd.	792,332	0.6%
Flexium Interconnect, Inc.	570,122	0.4%
Cheng Uei Precision Industry Co., Ltd.	198,137	0.1%

Full portfolio holdings (cont'd)

	Market Value
Holding	USD	Fund %
Optoelectronic	7,435,749	5.4%
Largan Precision Co., Ltd.	4,160,591	3.0%
Gigasolar Materials Corp.	2,307,671	1.7%
Radiant Opto-Electronics Corp.	578,194	0.4%
Innolux Corp.	389,293	0.3%
Computer & Peripheral Equipment	7,341,290	5.3%
Ennoconn Corp.	3,817,781	2.8%
Pegatron Corp.	1,988,830	1.4%
Advantech Co., Ltd.	860,839	0.6%
Posiflex Technology, Inc.	673,840	0.5%
Other	6,459,048	4.7%
Taiwan Paiho Ltd.	1,919,965	1.4%
Pou Chen Corp.	1,674,533	1.2%
Sunspring Metal Corp.	938,959	0.7%
Giant Manufacturing Co., Ltd.	905,184	0.7%
KMC Kuei Meng International, Inc.	841,496	0.6%
Nan Liu Enterprise Co., Ltd.	178,911	0.1%
Plastics	5,155,723	3.7%
Nan Ya Plastics Corp.	1,897,561	1.4%
Formosa Plastics Corp.	1,718,207	1.2%
Formosa Chemicals & Fibre Corp.	1,539,955	1.1%
Foods	4,028,152	2.9%
Uni-President Enterprises Corp.	4,028,152	2.9%
Trading & Consumers' Goods	3,635,851	2.6%
Poya Co., Ltd.	1,490,884	1.1%
President Chain Store Corp.	1,485,448	1.0%
Taiwan FamilyMart Co., Ltd.	659,519	0.5%
Communications & Internet	1,685,600	1.2%
Wistron NeWeb Corp.	1,685,600	1.2%
Shipping & Transportation	1,521,321	1.1%
Eva Airways Corp.	762,654	0.6%
China Airlines Ltd.	758,667	0.5%
Oil, Gas & Electricity	1,139,955	0.8%
Formosa Petrochemical Corp.	1,139,955	0.8%
Biotechnology & Medical Care	229,397	0.2%
Grape King Bio Ltd.	229,397	0.2%
Cash	2,356,455	1.7%
Grand Total	138,114,390	100.0%

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages. No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. ("JFIMI"), as investment advisor of The Taiwan Fund, Inc. (the ''Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.
•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.
•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.
•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.